WAREHOUSE LEASE

1.  Basic Lease Provisions.

1.1.
Parties:  This Lease is made and entered into as of the 1st day of February 2009 (the” Effective Date”) by and between HIALEAH WAREHOUSE HOLDINGS, LLC, a Florida limited liability company (“Landlord”), and NON-INVASIVE MONITORING SYSTEMS, INC., a Florida corporation (“Tenant”).

1.2.	Premises: As shown on Exhibit "A" attached hereto (the "Premises").

1.3.	Rentable Square Footage of the Premises: 5,175 Square feet. Landlord and Tenant stipulate and agree that the rentable square footage of the Premises is correct.

1.4.
Building Address:  621 West 20th Street,, Miami, Florida 33010, more fully described as the West 100 feet of the the East 210 feet of Tract 1 in Block 2, of BING’S RED ROAD TERMINALS, according to the Plat thereof, recorded in Plat Book 65, at Page 13, of the Public records of Miami-Dade County, Florida.

1.5.	Permitted Use: Manufacturing, warehousing and office use.

1.6.	Term: Three (3) years.

1.7.	Commencement Date: February 01, 2009.

1.8.	Rent: Tenant shall make rent payments under this Lease on a “gross” basis (the “Rent”), plus applicable sales tax. The rent shall be increased annually by 3.5% on each anniversary date as follows:

Lease Period in Months	Rent:	Monthly		Annual
February 1, 2009 - April 30, 2009		$3,000.00	**
May 1, 2009 - January 31, 2010		$4,528.13
February 1, 2010 - January 31, 2011		$4,686.61		$56,239.32
February 1, 2011 - January 31, 2012		$4,850.64		$58,207.68

** Rent for the initial mobilization period of February through April 2009 shall be $3,000 + 7% sales tax

Should Landlord and Tenant mutually agree to modify the rentable square footage of the Premises as defined under Section 1.3, the gross rent under this Section 1.8 shall be recalculated by adjusting the gross rent in effect immediately prior to such modification by the percentage change in rentable square footage effected by such modification.

1.9.	Security Deposit: N/A.

1.10.	Sales Taxes. Tenant shall pay to Landlord with the monthly payment of Rent all applicable sales taxes imposed directly upon such rent or this Lease.

1.11.	Real Estate Brokers: Landlord: None

Tenant: None

1.12.	Addresses for Notices:

Landlord:	Hialeah Warehouse Holdings, LLC
4400 Biscayne Boulevard
Miami, Florida 33137

Tenant:	NON-INVASIVE MONITORING SYSTEMS INC
4400 Biscayne Blvd.
Miami, Florida 33137
Attention: Steven B. Mrha

2.  Premises.

2.1.  Lease of Premises.  Landlord hereby leases the Premises to Tenant, together with the right to use any portions of the Project, as hereinafter defined, that are designated by Landlord for the common use of tenants and others (the “Common Areas”).  The “Project” consists of the building of which the Premises is a part (the "Building"), the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or hereunder, including all parking facilities.

2.2.  Acceptance.  Tenant agrees to accept the Premises in its “as-is” condition existing as of the Commencement Date.

3.  Term.   This Lease shall be in full force and effect from the Effective Date.  The Term and Commencement Date of this Lease are as specified in Sections 1.6 and 1.7, if any.

4.  Rent.

4.1.  Rent.   Tenant shall pay Landlord the Rent for the Premises on the first day of each calendar month during the Term of this Lease in advance, without notice or demand, deduction, abatement or offset (unless expressly set forth in this Lease).   Rent for any partial month during the Term shall be prorated.  Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.  The Rent payments to be made by Tenant hereunder are made on a “gross” basis and, except as may be expressly stated otherwise herein, Tenant shall not be required to make any additional payments to Landlord for Tenant’s share of any real estate taxes on the Premises or the Building, for any insurance on the Premises or the Building, for any common area maintenance charges, for use of the furniture located within the Premises, for the use of the unreserved and reserved parking spaces provided to Tenant herein, or for the services to be provided by Landlord under Section 11.1.

5.  Security Deposit.  N/A.

6.  Use.

6.1.  Use.  The Premises shall be used for warehouse space and for general office use, and not for any purpose which would violate the Project's certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project.

6.2.  Compliance with Law.  Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Premises, in the state existing on the Effective Date,  does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date and may be used for office purposes.  Tenant shall, at Tenant's sole expense, promptly comply with all laws, statutes, codes, ordinances, orders, covenants, restrictions or record, rating bureaus or governmental agencies, rules and regulations of any municipal or governmental entity whether in effect now or later, including, the Americans With Disabilities Act and all federal, state and local laws and regulations governing occupational safety and health (“Law(s)”) regarding the operation of Tenant’s business and the use, condition, configuration and occupation of the Premises.

7.  Maintenance, Repairs and Alterations.

7.1.  Landlord's Obligations.  Landlord shall keep and maintain in good repair and working order and perform maintenance upon the (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general and the Premises; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building.  Landlord shall promptly make repairs for which Landlord is responsible.

7.2.  Tenant's Obligations.

 (a)  Subject to the requirements of Section 7.3, Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease and shall keep the Premises in good condition and repair, reasonable wear and tear excepted.  Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor coverings; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations.  If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs.  If Landlord makes such repairs, Landlord shall bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days.

 (b)  On the last day of the Term hereof, or on any sooner termination, Tenant shall remove all Tenant’s Property and Cable from the Premises and quit and surrender the Premises to Landlord, broom clean, in the same or similar condition as received, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted.  Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's Property, Cable and other removables.  Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises and in good condition, ordinary wear and tear excepted.

7.3.  Alterations and Additions.

(a)  Tenant shall not make any alterations, repairs, additions or improvements or install any Cable (collectively referred to as "Alteration(s)") in, on or about the Premises or the Project without Landlord's prior written consent, which shall not be unreasonably withheld.  However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”):  (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or the Building; (c) will not affect the base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises.

(b)   All improvements in and to the Premises, including any Alterations, shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Laws, shall, on or before the expiration of the Term, remove any Cable.  In addition, and specifically excepting any improvements made by Landlord prior to the Commencement Date, Landlord, by written notice to Tenant at least thirty (30) days prior to the expiration of the Term, may require Tenant, at its expense, to remove any Alterations that in Landlord’s reasonable judgment are not standard office improvements and are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”).  Tenant shall repair any damage caused by the installation or removal of the Cable and required removables.

(c)  Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein.  If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord.

7.4.  Failure of Tenant to Remove Property.  If Tenant fails to remove any of Tenant’s Property as required by Section 7.2 on or before the expiration or earlier termination of this Lease, Landlord may remove and store Tenant’s Property at the expense and risk of Tenant.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred.  If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

8.  Insurance.

8.1.  Insurance-Tenant.  Tenant shall maintain at all times during the Term of this Lease commercial general liability insurance with coverages acceptable to Landlord, which by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto.  If, in the commercially reasonable opinion of the insurance broker retained by Landlord, the amount of public liability or property damage insurance coverage at any time during the Term is not adequate, Tenant shall increase the insurance coverage as required by Landlord’s insurance broker.

8.2.  Insurance-Landlord.  Landlord shall maintain general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.  Landlord shall also maintain a policy or policies of insurance covering loss or damage to the Project in the amount of not less than eighty percent (80%) of the full replacement cost thereof, as determined by Landlord from time to time.

8.3.  Insurance Policies.  Tenant shall deliver to Landlord certificates of the insurance policies required under Section 8.1 prior to the earlier of the Commencement Date or the date Tenant is provided with possession of the Premises and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s insurance. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with certificates of renewals thereof.  Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located.

9.  Damage or Destruction.  Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Premises.  If the Premises or the Building are damaged by fire or other casualty, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with Landlord's insurance company) repair such damage at its own expense, and, the Rent and additional rent shall be abated in proportion to the part of the Premises which is rendered untenantable until such repairs have been completed (in no event shall damage to any parking areas be deemed to render the Premises untenantable).  However, if available insurance proceeds are insufficient or if the Premises or the Building are damaged by fire or other casualty to such an extent that the damage, in Landlord's reasonable opinion, cannot be fully repaired within one hundred eighty (180) days from the date such damage occurs, Landlord shall provide Tenant with written notice of such fact, and thereafter either Landlord or Tenant shall have the right, exercised by giving written notice within such one hundred eighty (180) day period, to terminate this Lease effective as of the date of such damage.

10.  Personal Property Taxes.   Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises.  If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.  Landlord agrees that Landlord shall be responsible to pay all real property taxes assessed against the Premises or the Building of which the Premises is a part.

11.  Building Services; Utilities.

11.1.  Services Provided by Landlord.  Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC to the Premises for normal office use during the times described in Section 11.2, reasonable amounts of electricity for normal office lighting and desk-type office machines, water in the Premises or in the Common Areas for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, building standard janitorial services (as more particularly described on Schedule 1 attached hereto), elevator service and access to the Building for the Tenant and its employees 24 hours per day/ 7 days per week subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose and such other services as Landlord reasonably determines are necessary or appropriate for the Project.

11.2.  Hours of Service.  Building services and utilities shall be provided Monday through Friday from 6:00 a.m. to 10:00 p.m.  HVAC and janitorial service shall not be provided at other times or on nationally recognized holidays.  Nationally recognized holidays shall include, but shall not necessarily be limited to, New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord's then standard charge for after hours HVAC and (b) Tenant providing to Landlord at least one (1) business day's advance written notice of Tenant's need for after hours HVAC.

11.3  Failure to Provide Essential Services.  In the event the Building experiences an interruption of electrical, telephone, water or HVAC which prevents Tenant from utilizing the Premises to conduct its business (an “Interruption”) which Interruption is within the control of Landlord to cure (i.e. not as a result of the inability of Landlord to obtain the applicable utility service through no fault of Landlord) (a “Controllable Interruption.”) Landlord shall commence and diligently pursue the curative action within a commercially reasonable amount of time after written notice from Tenant of a Controllable Interruption. If Landlord fails to commence and diligently pursue the curative action within a commercially reasonable amount of time after written notice from Tenant, then Tenant shall have the right, after written notice to Landlord to expend commercially reasonable market sums to cure the Controllable Interruption and offset said amount against the next payments of Rent due hereunder.

12.  Assignment and Subletting.

12.1.  Landlord's Consent Required.  Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which consent shall not be unreasonably withheld.  Landlord shall respond to Tenant’s written request for consent hereunder within fifteen (15) days after Landlord’s receipt of the written request from Tenant.  Any attempted Transfer without such consent shall be void and shall constitute a default of this Lease.

12.2.  Additional Terms and Conditions.    Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty. Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.  The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant and no assignment or sublease may be modified or amended without Landlord's prior written consent.    In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.

12.3.  Transfers to Affiliates and Collateral Assignments to Lenders.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall have the right, without Landlord’s consent, to assign this Lease or sublet all or any portion of the Premises to: (a) a parent, subsidiary or affiliated entity of Tenant, or (b) any entity to which all or a substantial portion of the assets of Tenant have been transferred, or (c) any entity in connection with a merger, sale of stock, consolidation or other corporate reorganization or transaction involving Tenant (collectively, a “Permitted Transfer”).  Tenant shall also have the right to collaterally assign its interest as a tenant in this Lease as security for loan(s) to be made to Tenant (a ‘Collateral Assignment”). Tenant shall provide Landlord with at least ten (10) business days prior written notice of a Permitted Transfer or a Collateral Assignment.

13.  Default; Remedies.

13.1.  Default by Tenant.  Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2.  Landlord or Landlord's authorized agent shall have the right to execute and deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a)  Tenant's failure to make any payment of Rent, late charges or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant (provided however that in no event shall Landlord be obligated to provide written notice more than twice in any twelve month period).

(b)  The abandonment of the Premises by Tenant in which event Landlord shall not be obligated to give any notice of default to Tenant.

(c)  Tenant’s failure to comply with any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a) and (b) above), where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's nonperformance is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion.

(d)    (i) The making by Tenant or any guarantor of Tenant's obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iii) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (iv) the insolvency of Tenant or Tenant becoming subject to state insolvency or federal bankruptcy.  In the event that any provision of this Section 13.1(d) is unenforceable under applicable law, such provision shall be of no force or effect.

13.2. Remedies.   Upon the occurrence of any event of default by Tenant under this Lease, Landlord shall have the option to pursue any one or more of the following remedies, in addition to the remedies otherwise provided herein or otherwise available at law or in equity, without any notice or demand whatsoever:

 (a)  Landlord may cancel and terminate this Lease and dispossess Tenant;

(b)  Landlord may without terminating or canceling this Lease declare all amounts and rents due under this Lease for the remainder of the Lease Term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the Lease Term or any renewal term, if applicable, shall be accelerated (after discounting the same to their present value).

(c)  Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease.

(d)  Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease).

All of the foregoing rights, remedies, powers and elections of Landlord reserved herein are cumulative, and pursuit of any of the foregoing remedies shall not preclude other remedies available under this Lease or provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.

13.3.  Default by Landlord. Except with respect to the specific notice and cure periods set forth in Section 11.5 of this Lease,  Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

13.4.  Late Charges.  If any installment of Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to one percent (1%) of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest.

14.  Landlord's Right to Cure Default; Payments by Tenant.  If Tenant shall fail to perform any of its obligations under this Lease, Landlord shall have the right to make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.  Tenant shall reimburse Landlord for the cost of such performance upon demand.

15.  Condemnation.  If the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, except with respect to a temporary taking lasting less than ninety (90) days in which case Tenant’s rent will be proportionately abated but the Lease shall continue in full force and effect.

16.  Broker's Fee.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

17.  Subordination; Estoppel Certificates.

17.1.  Subordination.  This Lease and any options granted to Tenant hereunder, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

17.2.  Estoppel Certificates.  Tenant shall from time to time, upon not less than ten (10) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises.

18.  Indemnity.  Except to the extent caused by the gross negligence or willful misconduct of an Indemnified Party (as hereinafter defined), Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, attorneys fees, court costs and other legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of Hazardous Materials (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to an Indemnified Matter (as defined below).  For purposes of this Section, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant's or its employees', agents', contractors' or invitees' (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, (c) Tenant's failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Material brought on to the project by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.  This indemnity is intended to apply to the fullest extent permitted by applicable law.  Tenant's obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

Landlord hereby agrees to indemnify, defend and hold harmless Tenant and its employees, agents, and contractors (said persons and entities are hereinafter collectively referred to as the “Tenant Indemnified Parties”) from and against any and all Damages that result from the gross negligence or willful misconduct of Landlord its employees and its authorized representatives (a “Tenant Indemnified Matter”).  Landlord’s obligations hereunder shall include, but shall not be limited to (a) compensating the Tenant Indemnified Parties for Damages arising out of Tenant Indemnified Matters within ten (10) days after written demand from a Tenant Indemnified Party plus a reasonable period of time for Landlord’s investigation of the claim and (b) providing a defense, with counsel reasonably satisfactory to the Tenant Indemnified Party, at Landlord’s sole expense, within ten (10) days after written demand from the Tenant Indemnified Party, of any claims, action or proceeding arising out of or relating to an Tenant Indemnified Matter. This indemnity is intended to apply to the fullest extent permitted by applicable law. Landlord’s obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Tenant after said expiration or termination.  Tenant hereby waives its right to recover consequential, special, indirect, exemplary or punitive damages (including but not limited to, lost profits) arising out of a Tenant Indemnified Matter.

19.  Hazardous Material.

19.1.  Indemnity; Duty to Inform Landlord.  Tenant shall not cause or permit any Hazardous Material (as defined hereinafter) to be brought, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors, or invitees.  Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall immediately give written notice of such fact to Landlord.  Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project.  The provisions of this Section 21 shall survive the termination of the Lease.

19.2.  Definition and Consent.  The term "Hazardous Substance" as used in this Lease shall mean any hazardous substance, hazardous waste, infectious waste, or toxic substance, product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation.  Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees.

19.3.  Inspection; Compliance.  Landlord and Landlord's employees, agent, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 21.  Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination.

20.  Force Majeure.   Landlord will not be deemed in default under this lease because of Landlord’s failure to perform any of its obligations under this Lease if the failure is due in part or in full to reasons beyond Landlord’s reasonable control.  Such reasons will include but not be limited to: fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, terrorism, bio-terrorism,  riot, insurrection, embargoes, shortages of equipment, labor or materials, utility failure or defect, delays in issuance of any necessary governmental permit or approval (including building permits and certificates of occupancy), any governmental preemption in connection with a national emergency or any other cause, whether similar or dissimilar, which is beyond a party’s reasonable control (each, hereinafter, a “Force Majeure Event”).  If this Lease specifies a time period for performance of an obligation by Landlord, that time period will be extended by the period of any delay in Landlord’s performance caused by the Force Majeure Event.

Tenant will not be deemed in default or have liability to Landlord because of Tenant’s failure to perform any of its obligations under this Lease (other than an obligation to pay money) if the failure is due in part or in full to a Force Majeure Event.  If this Lease specifies a time period for performance of an obligation by Tenant, that time period will be extended by the period of any delay in Tenant’s performance caused by the Force Majeure Event.

21.  Landlord’s Rights.

21.1.  Landlord's Access.  Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project.

22.  Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the monthly Rent payable shall be one hundred fifty percent (150%) of the monthly Rent that was payable in the month immediately preceding the termination date of this Lease for the first thirty (30) days of such holdover, and thereafter the monthly Rent payable shall be two hundred percent (200%) of the monthly Rent that was payable in the month immediately preceding the termination date of this Lease.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser.  Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Term of the Lease.  Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

23.  Signs.  Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion.  Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises.  Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant's sole expense.

24.  Notices.  All notices required or permitted by this Lease shall be in writing and shall be delivered (a) by hand, (b) by U.S. Postal Service certified mail, return receipt requested, or (c) by U.S. Postal Service Express Mail, Federal Express or other overnight courier and shall be deemed sufficiently given if served in a manner specified in this Section.   The addresses set forth in Section 1.12 of this Lease shall be the address of each party for notice purposes.  Landlord or Tenant may by written notice to the other specify a different address or addresses for notices purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant.  Any notice sent by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service.  Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes.  If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day.  Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this Section have been met.  Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.  Notice from Landlord may be given to Tenant by Landlord or Landlord’s agent or attorney.

25.  Miscellaneous.

25.1.  Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

25.2.  Time of Essence.  Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

25.3.  Incorporation of Prior Agreements.  This Lease contains all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein.  No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.  Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

25.4.  Waivers.  No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision.  Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.  No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction.

25.5.  Amendments.   This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

25.6.  Binding Effect; Choice of Law; Conflict.  Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns.  This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

25.7.  Attorneys' Fees.  If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party.

25.8.  Quiet Possession.  Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

25.9.  Interpretation.  This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.  The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease.  As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

25.10.  Rules and Regulations.  Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform.  Landlord shall have the right, from time to time, to modify, amend and enforce the Rules.

25.11.  Confidentiality.  Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord's relationship with other tenants of the Project.  Tenant agrees that, except as otherwise required by law (including to comply with its obligations under the Federal Securities Laws), it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

26.  RADON DISCLOSURE.  Tenant is hereby advised that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.  The foregoing disclosure is provided to comply with state law and is for informational purposes only.  Landlord has not conducted radon testing with respect to the Building and specifically disclaims any and all representations and warranties as to the absence of radon gas or radon producing conditions in connection with the Building and the Premises.

27.  WAIVER OF JURY TRIAL.  LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

28.  OPTIONS TO RENEW.

A.           Provided no default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of Three (3) years (the “First Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice (the "First Renewal Notice") of the exercise thereof to Landlord at least Six  (6) months prior to the expiration date of this Lease.  Upon Tenant’s timely notice of the exercise of the option to renew, the Lease shall be extended on the same terms provided in this Lease, subject to the increase in annual rent as set forth in Section 1.8.

B.           Provided no default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for a second additional period of three (3) years (the “Second Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice (the "Second Renewal Notice") of the exercise thereof to Landlord at least nine (9) months prior to the expiration date of the First Extension Term.  Upon Tenant’s timely notice of the exercise of the option to renew, the Lease shall be extended on the same terms provided in this Lease, subject to the increase in annual rent as set forth in Section 1.8.

[SIGNATURE PAGE FOLLOWS]

WITNESSES:		LANDLORD:

HIALEAH WAREHOUSE HOLDINGS, LLC
a Florida limited liability company

/s/ Yehuda Ben-Horin		By:	/s/ Jane H. Hsiao

Print Name:	Yehuda Ben-Horin	Name:	Jane H. Hsiao

/s/ Sharon P. Baum

Print Name:	Sharon P. Baum	Title:

TENANT:

NON-INVASIVE MONITORING SYSTEMS, INC.

/s/ Michelle Espinoza		a Florida corporation

Print Name:	Michelle Espinoza

		By:	/s/ Adam S. Jackson

Print Name:		Name:	Adam S. Jackson

		Title:	C.F.O.

exhibit a

premises

floor plan

A-1

exhibit B

rules and regulations

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations.

1.   Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.   All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.  Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3.   Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project's normal hours of business as defined in Section 11.2 of the Lease.  Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project.  Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register.  Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project.  Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.   No furniture, freight or equipment of any kind shall be brought into the Project without Landlord's prior authorization.  All moving activity into or out of the Project shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.   The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

6.   Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same.  Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.  Smoking shall not be permitted in the Common Areas.

7.   The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

8.   Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

9.   Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material.  Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

10.   Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

11.   No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

12.   Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises.  No boring or cutting for wires shall be allowed without the consent of Landlord.  The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.  Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord's prior written consent.  Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project.  Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

13.   Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

14.   Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

15.   Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

16.   Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17.   No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant.  No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord.  All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.  Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises.  The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

18.   Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord.  Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same.  Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord.  Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services.  Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

PARKING RULES

1.   Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles".

2.   Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3.   Parking stickers or identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges.  Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices.  Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately.  Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4.   Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent off site locations(s), and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.

5.   Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6.   Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord's sole discretion.

7.   The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8.   Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.  Garage managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9.   Every driver is required to park his own car.  Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car.  The driver parking behind the first car must leave his key with the parking attendant. Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine.  Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities.  The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage.  Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10.   No vehicles shall be parked in the parking garage overnight.  The parking garage shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

exhibit C

Furniture

C-1

SCHEDULE 1 [To Be Revised]

Hialeah Warehouse Holdings LLC / 4400 Biscayne Boulevard Miami Fl, 33137
 JANITORIAL SERVICES
Cleaning Specifications
1. OFFICE AREAS

Daily

1.	Vacuum Empty all trash receptacles, replace liners as necessary and wipe off any spills to interior or exterior of receptacle all areas of carpet
2.	Spot clean in all traffic areas, removing staples and other debris.
3.	Sweep and damp mop all tile floors and remove all markings.
4.	Dust exposed surfaces of desks, tables, office furniture, filing cabinets, pictures, clocks, partition tops and other flat surfaces.
5.	Spot clean partition glass, door glass, and mirrors. Remove all fingerprints and smudges from entry doors, walls, light switch covers, electrical outlet cover plates and doorknob handles.
6.	Dust windows sills and ledges.
7.	Properly position furniture, books and magazines in reception areas..
8.	Empty large recycling bins from offices into separate container to be disposed of into recycling dumpsters.
9.	Clean drinking fountains.
10.	Clean and wash all kitchen and lunchroom table tops, counters, sinks & stove surfaces (report any insect problems).
11.	Take all dishes from conference rooms and place in kitchen area.
12.	Report safety Hazards, burned-out lights, water leaks and any insect problems

Weekly
1.	Spot clean walls around light switches, doors, and door frames.
2.	Damp wipe all interior doors dust all lower parts of furniture.
3.	Dust all ledges, baseboards and sills.
4.	Clean exposed areas of kitchen counters and wet bar areas.

Monthly
1.	Completely clean all partitions and doors, door jambs, door floor plates, glass and mirrors from floor to ceiling.
2.	Dust and clean all vents, grills, light fixtures and covers.
3.	Dust all ledges, wall moldings, shelves, etc. over seven feet.
4.	Clean and apply floor dressing to all composition, hardwood and parquet floors.
5.	Scrub all tile floors.

Quarterly: Dust clean or vacuum blinds.
Annually: At Tenant’s request, clean the carpet within the Premises.

RESTROOMS

Daily
1.	Clean sinks, urinals, and toilets.
2.	Clean mirrors, bright metal work, and stainless steel.
3.	Damp wipe all chrome, metal fixtures, hand plates, kick plates, utility covers, plumbing, clean-out covers, and door knobs.
4.	Empty and clean trash and sanitary napkin receptacles, replacing liners as necessary.
5.	Clean underside rims of urinals and toilet bowls.
6.	Wash both sides of toilet seats with soap and water.
7.	Re-stock all supplies (toilet paper, hand towels, seat covers, sanitary bags, hand soap).
8.	Sweep and wet mop floors, paying particular attention to areas under urinals and toilet bowls.
9.	Damp clean stall partitions, doors and tile walls (report any graffiti and remove if possible).
10.	Vacuum and spot clean all carpet areas.
11.	Dust ledges and base boards.
12.	Dust and clean restroom signage and doors.
13.	Report all burned out lights, leaking faucets, running plumbing, or other maintenance needs.

S-1

Monthly
1.	Wipe clean all ceilings, lights and fixtures.
2.	Clean tile floors.
3.	Dust and clean all grills and vents.
4.	Detail all toilet compartments and fixtures.

S-2